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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)            December 11, 2003

                         Shelbourne Properties II, Inc.
                         ------------------------------
              (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-16341                                          04-3502382
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(Commission File Number)                   (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, Boston, Massachusetts                      02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

               --------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         On December 11, 2003, Tri-Columbus Associates, a partnership in which Shelbourne Properties II, L.P. (the "Operating Partnership") indirectly holds a 20.66% interest, sold its property located in Orange, Ohio for a gross purchase price of $13,900,000. The property was sold to 8355 Highland Drive (Volvo) Associates, LLC, an unaffiliated third party. After satisfying the loan encumbering the property and other closing costs, net proceeds to Tri-Columbus Associates were approximately $4,400,000, of which approximately $910,000 are attributable to the Operating Partnership's interest.

         As a result of this sale, the remaining assets of the Operating Partnership a shopping center located in Matthews, North Carolina, an office building located in Richmond, Virginia, , and a 50% ownership interest in an office building located in Seattle, Washington, as well as an interest in 20 motel properties held for the benefit of the holder of the Class A Partnership Units issued by the Operating Partnership.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        (c)      Exhibits

                 99.1     Press Release dated December 11, 2003.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 11th day of December, 2003.


                                               Shelbourne Properties II, Inc.


                                               By: /s/ Peter Braverman
                                                   ----------------------------
                                                       Peter Braverman
                                                       Executive Vice President


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                                  EXHIBIT INDEX


No.            Exhibit                                                   Page
---                                                                      ----

99.1           Press Release dated December 11, 2003                       4